UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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TESLA, INC.

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On July 6, 2022, Tesla, Inc. sent variations of the following email to its stockholders and employees and published the information on its Twitter account (https://twitter.com/tesla):

On July 6, 2022, Tesla, Inc. published the below pages to its website at https://ir.tesla.com/shareholders/vote. providers. Those  countries may not have the same data protection laws as the country in which an applicant  initially provided that information. When Tesla transfers information from or about an applicant  to other countries, Tesla will protect it as described in Tesla's Privacy Notice. By submitting  your application, or otherwise providing information to Tesla, each applicant consents to the  transfer of information from or about such applicant to countries outside of such applicant’s  country of residence, including the United States. Applicant information will not be used for  marketing, and processed and retained only for the purposes described herein, and in  accordance with Tesla's Privacy Notice.

Tesla investor relations menu Shareholder Vote Guide We advise Tesla shareholders to vote with management recommendations. To learn more, please read our 2022 Proxy Statement. How To Vote Your TSLA Shares The voting process may vary depending on your broker. To learn how to cast your vote, please select your broker from the list below. If your broker is not listed, select 'All Other Brokers'. Many brokers outside of the US don’t allow retail shareholders to vote. Check with your broker if proxy voting is allowed. Robinhood Interactive Brokers LLC TD Ameritrade Clearings, Inc Charles Schwab & CO., LLC. E*Trade Securities LLC

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